Exhibit 99.3

TWDC ENTERPRISES 18 CORP.

OFFER TO EXCHANGE

Up to $370,982,000 aggregate principal amount of 5.650% Notes due 2020, $863,324,000 aggregate principal amount of 4.500% Notes due 2021, $921,824,000 aggregate principal amount of 3.000% Notes due 2022, $198,404,000 aggregate principal amount of 8.875% Notes due 2023, $284,844,000 aggregate principal amount of 4.000% Notes due 2023, $186,329,000 aggregate principal amount of 7.750% Notes due January 2024, $68,112,000 aggregate principal amount of 7.750% Notes due February 2024, $192,745,000 aggregate principal amount of 9.500% Notes due 2024, $577,316,000 aggregate principal amount of 3.700% Notes due 2024, $186,242,000 aggregate principal amount of 8.500% Notes due 2025, $592,298,000 aggregate principal amount of 3.700% Notes due 2025, $238,084,000 aggregate principal amount of 7.700% Notes due 2025, $229,499,000 aggregate principal amount of 7.430% Notes due 2026, $436,340,000 aggregate principal amount of 3.375% Notes due 2026, $194,125,000 aggregate principal amount of 7.125% Notes due 2028, $195,582,000 aggregate principal amount of 7.300% Notes due 2028, $195,100,000 aggregate principal amount of 7.280% Notes due 2028, $187,789,000 aggregate principal amount of 7.625% Notes due 2028, $342,347,000 aggregate principal amount of 6.550% Notes due 2033, $194,866,000 aggregate principal amount of 8.450% Notes due 2034, $984,222,000 aggregate principal amount of 6.200% Notes due 2034, $973,196,000 aggregate principal amount of 6.400% Notes due 2035, $239,786,000 aggregate principal amount of 8.150% Notes due 2036, $321,934,000 aggregate principal amount of 6.150% Notes due 2037, $1,234,237,000 aggregate principal amount of 6.650% Notes due 2037, $141,229,000 aggregate principal amount of 6.750% Notes due 2038, $111,283,000 aggregate principal amount of 7.850% Notes due 2039, $236,418,000 aggregate principal amount of 6.900% Notes due 2039, $631,871,000 aggregate principal amount of 6.150% Notes due 2041, $683,836,000 aggregate principal amount of 5.400% Notes due 2043, $588,724,000 aggregate principal amount of 4.750% Notes due 2044, $399,301,000 aggregate principal amount of 4.950% Notes due 2045, $324,985,000 aggregate principal amount of 7.750% Notes due 2045, $399,892,000 aggregate principal amount of 4.750% Notes due 2046, $93,955,000 aggregate principal amount of 7.900% Notes due 2095 and $77,418,000 aggregate principal amount of 8.250% Notes due 2096 for a like aggregate principal amount of

5.650% Notes due 2020, 4.500% Notes due 2021, 3.000% Notes due 2022, 8.875% Notes due 2023, 4.000% Notes due 2023, 7.750% Notes due January 2024, 7.750% Notes due February 2024, 9.500% Notes due 2024, 3.700% Notes due 2024, 8.500% Notes due 2025, 3.700% Notes due 2025, 7.700% Notes due 2025, 7.430% Notes due 2026, 3.375% Notes due 2026, 7.125% Notes due 2028, 7.300% Notes due 2028, 7.280% Notes due 2028, 7.625% Notes due 2028, 6.550% Notes due 2033, 8.450% Notes due 2034, 6.200% Notes due 2034, 6.400% Notes due 2035, 8.150% Notes due 2036, 6.150% Notes due 2037, 6.650% Notes due 2037, 6.750% Notes due 2038, 7.850% Notes due 2039, 6.900% Notes due 2039, 6.150% Notes due 2041, 5.400% Notes due 2043, 4.750% Notes due 2044, 4.950% Notes due 2045, 7.750% Notes due 2045, 4.750% Notes due 2046, 7.900% Notes due 2095 and 8.250% Notes due 2096, respectively, in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”)

Pursuant to the Prospectus dated     , 2019

    , 2019

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

The Walt Disney Company, a Delaware corporation (the “Company”), is offering, upon and subject to the terms and conditions set forth in the prospectus, dated                     , 2019 (as amended or supplemented, the “Prospectus”), and related letter of transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offers”) up to the aggregate principal amount outstanding of the corresponding series of each series of Original Notes (as defined below) for a like aggregate principal amount of Exchange Notes (as defined below) in a transaction registered under the Securities Act.

Series of Original Notes (collectively, the “Original Notes”)	Aggregate Principal Amount Outstanding	Series of Notes Registered Under the Securities Act (collectively, the “Exchange Notes”)
5.650% Notes due 2020	$370,982,000	5.650% Notes due 2020
4.500% Notes due 2021	$863,324,000	4.500% Notes due 2021
3.000% Notes due 2022	$921,824,000	3.000% Notes due 2022
8.875% Notes due 2023	$198,404,000	8.875% Notes due 2023
4.000% Notes due 2023	$284,844,000	4.000% Notes due 2023
7.750% Notes due January 2024	$186,329,000	7.750% Notes due January 2024
7.750% Notes due February 2024	$68,112,000	7.750% Notes due February 2024
9.500% Notes due 2024	$192,745,000	9.500% Notes due 2024
3.700% Notes due 2024	$577,316,000	3.700% Notes due 2024
8.500% Notes due 2025	$186,242,000	8.500% Notes due 2025
3.700% Notes due 2025	$592,298,000	3.700% Notes due 2025
7.700% Notes due 2025	$238,084,000	7.700% Notes due 2025
7.430% Notes due 2026	$229,499,000	7.430% Notes due 2026
3.375% Notes due 2026	$436,340,000	3.375% Notes due 2026
7.125% Notes due 2028	$194,125,000	7.125% Notes due 2028
7.300% Notes due 2028	$195,582,000	7.300% Notes due 2028
7.280% Notes due 2028	$195,100,000	7.280% Notes due 2028
7.625% Notes due 2028	$187,789,000	7.625% Notes due 2028
6.550% Notes due 2033	$342,347,000	6.550% Notes due 2033
8.450% Notes due 2034	$194,866,000	8.450% Notes due 2034
6.200% Notes due 2034	$984,222,000	6.200% Notes due 2034
6.400% Notes due 2035	$973,196,000	6.400% Notes due 2035
8.150% Notes due 2036	$239,786,000	8.150% Notes due 2036
6.150% Notes due 2037	$321,934,000	6.150% Notes due 2037
6.650% Notes due 2037	$1,234,237,000	6.650% Notes due 2037
6.750% Notes due 2038	$141,229,000	6.750% Notes due 2038
7.850% Notes due 2039	$111,283,000	7.850% Notes due 2039
6.900% Notes due 2039	$236,418,000	6.900% Notes due 2039
6.150% Notes due 2041	$631,871,000	6.150% Notes due 2041
5.400% Notes due 2043	$683,836,000	5.400% Notes due 2043
4.750% Notes due 2044	$588,724,000	4.750% Notes due 2044
4.950% Notes due 2045	$399,301,000	4.950% Notes due 2045
7.750% Notes due 2045	$324,985,000	7.750% Notes due 2045
4.750% Notes due 2046	$399,892,000	4.750% Notes due 2046
7.900% Notes due 2095	$93,955,000	7.900% Notes due 2095
8.250% Notes due 2096	$77,418,000	8.250% Notes due 2096

The terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes. Pursuant to and in accordance with the terms of the terms of the Indenture, dated as of March 20, 2019, by and among the Company, as issuer, TWDC Enterprises 18 Corp. (“TWDC Enterprises”), as guarantor, and Citibank, N.A., as trustee, the Original Notes are, and the Exchange Notes will be, guaranteed by TWDC Enterprises. All references to the Original Notes and Exchange Notes include references to the related guarantees.

The Exchange Offers are being made in order to satisfy certain obligations of the Company and TWDC Enterprises contained in the Registration Rights Agreement, dated as of March 20, 2019, by and among the Company, as issuer, TWDC Enterprises, as guarantor, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., HSBC Securities (USA) Inc. and RBC Capital Markets, LLC, as dealer managers. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Prospectus.

We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1.	The Prospectus, dated , 2019;

2.	The Letter of Transmittal, dated , 2019, for your use in connection with the tender of Original Notes and for the information of your clients; and

3.

A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers.

Your prompt action is requested. The Exchange Offers will expire at 5:00 p.m., New York City time, on                     , 2019, unless extended by the Company in its sole discretion (such date and time as it may be extended, the “Expiration Date”). Original Notes tendered pursuant to the Exchange Offers may be withdrawn (in accordance with the procedures set forth in the Prospectus) at any time before the Expiration Date.

The Company will not pay any fees or expenses to any broker, dealer, commercial bank or trust company or any other person (other than the Exchange Agent) in connection with the solicitation of tenders of the Original Notes pursuant to the Exchange Offers. However, the Company will pay or cause to be paid all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offers, except as otherwise provided in the Prospectus or the Letter of Transmittal.

To participate in the Exchange Offers, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal (or an Agent’s Message (as defined in the Letter of Transmittal) in lieu of the Letter of Transmittal, which states that The Depository Trust Company (“DTC”) has received an express acknowledgment from the tendering participant in its Automated Tender Offer Program stating that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against the participant) must be sent to the Exchange Agent (as defined in the Letter of Transmittal) and certificates, if any, representing the Original Notes (or confirmation of a book-entry transfer of such Original Notes into the Exchange Agent’s account at DTC) must be delivered to the Exchange Agent, in each case, in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

Any inquiry you may have with respect to the Exchange Offers, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent for the Exchange Offers at its address and telephone number set forth in the Prospectus under the caption “The Exchange Offers—Exchange Agent”.

Very truly yours,

THE WALT DISNEY COMPANY

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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